Exhibit 10.1(a)

FIRST LIEN CREDIT AGREEMENT SUPPLEMENT

FIRST LIEN CREDIT AGREEMENT SUPPLEMENT, dated as of July 25, 2014 (this “Supplement”), by and among Advantage Sales & Marketing, Inc., a Delaware corporation (as successor by merger to, inter alia, Karman Buyer Corp., a Delaware corporation (the “Initial Borrower”), the “Successor Borrower”), Karman Intermediate Corp., a Delaware corporation (“Holdings”), Advantage Sales & Marketing LLC (“ASM LLC”), Advantage Waypoint LLC (together with Holdings and ASM LLC, the “Reaffirming Parties”) and the Administrative Agent (as defined below), to that certain First Lien Credit Agreement, dated as of July 25, 2014 (the “Credit Agreement”), by and among the Initial Borrower, Holdings, the Lenders from time to time party thereto, Bank of America, N.A., as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”) and as collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”) and the other agents from time to time party thereto.

A.    Reference is made to (i) that certain First Lien Security Guaranty, dated as of July 25, 2014 (as amended, restated, modified or supplemented from time to time, the “Guaranty”), by and among the Holdings, the other Guarantors party thereto from time to time and the Administrative Agent, and (ii) that certain First Lien Security Agreement, dated as of July 25, 2014 (as amended, restated, modified or supplemented from time to time, the “Security Agreement”), by and among the Initial Borrower, Holdings, the other Guarantors party thereto from time to time and the Collateral Agent.

B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

C.    The Credit Agreement contemplates that on or about the Closing Date the Initial Borrower and certain of its subsidiaries may consummate the Post-Closing Mergers, subject to the terms of Section 7.04(h) of the Credit Agreement.

D.    Section 7.04(h) of the Credit Agreement provides that the Post-Closing Mergers may be consummated; provided that (i) the Successor Borrower shall expressly assume all the obligations of the Initial Borrower as “Borrower” under the Credit Agreement and the other Loan Documents to which the Initial Borrower is a party, (ii) each of the Guarantors, unless it is the other party to such Post-Closing Mergers, confirm its Guaranteed Obligations (as defined in the Guaranty) shall apply to the obligations assumed by the Successor Borrower under the Credit Agreement and (iii) each of the Successor Borrower and the Reaffirming Parties confirm that the security interest granted by each of them pursuant to the Security Agreement shall secure, and that the Secured Obligations (as defined in the Security Agreement) shall include, the obligations assumed by the Successor Borrower under the Credit Agreement. Each of the Successor Borrower and the Reaffirming Parties is executing this Supplement in accordance with the requirements of the Credit Agreement in order to induce the Lenders to make additional Loans and as consideration for the Loans previously made.

Accordingly, the Administrative Agent, the Successor Borrower and the Reaffirming Parties each agree as follows:

Section 1. The Successor Borrower by its signature below becomes the “Borrower” under the Credit Agreement with the same force and effect as if originally named therein as the Borrower and the Successor Borrower hereby agrees to all the terms and provisions of the Credit Agreement applicable to it as the Borrower thereunder. In furtherance of the foregoing, the Successor Borrower hereby (i) assumes all of the Obligations and all other liabilities, obligations, duties, rights and responsibilities of the Initial Borrower under the Credit Agreement and the other Loan Documents, (ii) agrees to pay and perform all of the Obligations of the Borrower contained in the Credit Agreement and the other Loan Documents, with the same full force and effect, in each case, as if each of the Credit Agreement and the other Loan Documents had initially been executed and delivered by the Successor Borrower in the capacity of Borrower thereunder, (ii) acknowledges and agrees that it is the “Borrower” under the Credit Agreement and the other Loan Documents and that each and every reference to “Borrower” in the Credit Agreement and any of the other Loan Documents shall, from and after the effectiveness of this Supplement, refer to the Successor Borrower, and (iv) acknowledges and agrees that it is, and shall at all times continue to be, liable for all of the Obligations of the Initial Borrower under the Credit Agreement and the other Loan Documents to the same extent as if the Successor Borrower had originally been a signatory to the Credit Agreement and the other Loan Documents. Each reference to the “Borrower” in the Credit Agreement and the other Loan Documents shall, from and after the effectiveness of this Supplement, be deemed to refer to the Successor Borrower as if originally named as the Borrower therein.

Section 2. Each of the Successor Borrower and the Reaffirming Parties, in its capacity as a Guarantor, reaffirms its Guaranty of the Guaranteed Obligations (as defined after giving effect to this Supplement) under the terms and conditions of the Guaranty and agrees that such Guaranty remains in full force and effect and is hereby ratified, reaffirmed and confirmed. Each of the Successor Borrower and the Reaffirming Parties hereby (i) confirms that each Loan Document to which it is a party or is otherwise bound will continue to guarantee to the fullest extent possible in accordance with the Loan Documents, the payment and performance of the Guaranteed Obligations, including without limitation the payment and performance of all such applicable Guaranteed Obligations that are joint and several obligations of each Guarantor now or hereafter existing; (ii) acknowledges and agrees that its Guaranty and each of the Loan Documents to which it is a party or is otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Supplement; and (iii) acknowledges, agrees and warrants for the benefit of the Administrative Agent and each Secured Party that there are no rights of set-off or counterclaim, nor any defenses of any kind, whether legal, equitable or is otherwise, that would enable such Guarantor to avoid or delay timely performance of its obligations under the Loan Documents (except to the extent such obligations constitute Excluded Swap Obligations with respect to such Guarantor).

Section 3. (a) Each of the Successor Borrower and the Reaffirming Parties, in its capacity as a Grantor, hereby reaffirms the Security Interest (as defined in the Security Agreement) granted by such Loan Party under the terms and conditions of the Security Agreement to secure the Secured Obligations (as defined after giving effect to this Supplement) and agrees that such Security Interest remains in full force and effect and is hereby ratified, reaffirmed and confirmed. Each of the Successor Borrower and the Reaffirming Parties hereby (i) confirms its respective grant to the Collateral Agent for the benefit of the Secured Parties of the security interest in and continuing Lien on all of such Loan Party’s right, title and interest in, to and under all Collateral, whether now owned or existing or hereafter acquired or arising and wherever located, as collateral security for the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all applicable Obligations (including all such Obligations as amended, reaffirmed and/or increased pursuant to this Supplement), subject to the terms contained in the applicable Loan Documents and (ii) confirms its respective pledges, grants of Security Interests and other obligations, as applicable, under and subject to the terms of each of the Collateral Documents to which it is a party and (b) each of the Successor Borrower and the Reaffirming Parties acknowledges and agrees that each of the Loan Documents to which it is a party or is otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Supplement.

Section 4. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the Successor Borrower and the Reaffirming Parties and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile or electronic (including .pdf or .tif file) transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

Section 5. Except as expressly supplemented hereby, the Credit Agreement, the Guaranty, the Security Agreement and the other Loan Documents shall remain in full force and effect.

Section 6. In connection herewith, the Successor Borrower shall execute and deliver replacement Notes to each Lender requesting such Note.

Section 7. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATION WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

Section 8. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement, the Guaranty, the Security Agreement and the other Loan Documents shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9. All communications and notices hereunder shall be in writing and given as provided in Section 11.02 of the Credit Agreement.

IN WITNESS WHEREOF, the Successor Borrower, the Reaffirming Parties, the Administrative Agent and the Collateral Agent have duly executed this Supplement as of the day and year first above written.

ADVANTAGE SALES & MARKETING, INC., as the Successor Borrower

By:	/s/ Robert Murray
Name:	Robert Murray
Title:	Treasurer

KARMAN INTERMEDIATE CORP., as a Reaffirming Party

By:	/s/ Todd M. Purdy
Name:	Todd M. Purdy
Title:	Vice President, Secretary & Treasurer

ADVANTAGE SALES & MARKETING LLC, as a Reaffirming Party

By:	/s/ Robert Murray
Name:	Robert Murray
Title:	Treasurer

ADVANTAGE WAYPOINT LLC, as a Reaffirming Party

By:	/s/ Robert Murray
Name:	Robert Murray
Title:	Treasurer

[Signature Page to First Lien Credit Agreement Supplement]

BANK OF AMERICA, N.A., as Administrative Agent and as Collateral Agent

By:	/s/ Henry C. Pennell
Name:	Henry C. Pennell
Title:	Vice President

[Signature Page to First Lien Credit Agreement Supplement]